                                                                   Exhibit 10.25





                 SECOND AMENDED AND RESTATED INDENTURE OF LEASE

                          Dated as of December 14, 2001

                                     between

                   WEST GREENWICH TECHNOLOGY ASSOCIATES, L.P.,
                                    as Lessor

                                       and

                               GTECH CORPORATION,
                                    as Lessee

                                TABLE OF CONTENTS

                                                                                               PAGE
ARTICLE I DEFINITIONS ......................................................................      1

ARTICLE II LEASE OF LEASED PROPERTY ........................................................      2

      Section 2.1.     Acceptance and  Lease of Leased Property. ...........................      2

      Section 2.2.     Acceptance ..........................................................      2

ARTICLE III TERM; RENT .....................................................................      2

      Section 3.1.     Lease Term ..........................................................      2

      Section 3.2.     Basic Rent ..........................................................      2

      Section 3.3.     Additional Rent .....................................................      2

      Section 3.4.     Method of Payment ...................................................      2

      Section 3.5.     Late Payment. .......................................................      3

      Section 3.6.     Net Lease; No Setoff, Etc. ..........................................      3

      Section 3.7.     Certain Taxes. ......................................................      4

      Section 3.8.     Utility Charges. ....................................................      5

ARTICLE IV WAIVERS .........................................................................      5

ARTICLE V LIENS; EASEMENTS; PARTIAL CONVEYANCES ............................................      6

ARTICLE VI MAINTENANCE AND REPAIR; ALTERATIONS, MODIFICATIONS
AND ADDITIONS ..............................................................................      7

      Section 6.1.     Maintenance and Repair; Compliance With Law .........................      7

      Section 6.2.     Alterations .........................................................      8

      Section 6.3.     Title to Alterations. ...............................................      8

ARTICLE VII USE ............................................................................      9

ARTICLE VIII INSURANCE .....................................................................      9

      Section 8.1.     Maintenance of Insurance. ...........................................      9

      Section 8.2.     Endorsements ........................................................     11

      Section 8.3.     Adjustment of Losses ................................................     12

      Section 8.4.     Application of Insurance Proceeds. ..................................     12

      SECTION 8.5.     Additional Insurance. ...............................................     12

ARTICLE IX ASSIGNMENT AND SUBLEASING .......................................................     13

      Section 9.1.     Assignment ..........................................................     13

      Section 9.2.     Subleasing ..........................................................     13

      Section 9.3.     Mortgage, pledge. ...................................................     13

ARTICLE X LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE ........................................     13

      Section 10.1.    Event of Loss .......................................................     13

      Section 10.2.    Event of Taking .....................................................     14

      Section 10.3.    Casualty; Condemnation ..............................................     15

      Section 10.4.    Procedure upon Repair and Restoration. ..............................     15

      Section 10.5.    Verification of Restoration and Rebuilding ..........................     17

      Section 10.6.    Application of Payments .............................................     17

      Section 10.7.    Prosecution of Awards ...............................................     18

      Section 10.8.    Application of Certain Payments Not Relating to an Event of Taking ..     18

      Section 10.9.    Other Dispositions. .................................................     19

      Section 10.10.   No Rent Abatement ...................................................     19

ARTICLE XI QUIET ENJOYMENT .................................................................     19

ARTICLE XII EVENTS OF DEFAULT ..............................................................     19

ARTICLE XIII ENFORCEMENT ...................................................................     23

      Section 13.1.    Remedies ............................................................     23

      Section 13.2.    Lessee's Purchase Option. ...........................................     25

      Section 13.3.    Liquidated Damages. .................................................     25

      Section 13.4.    Remedies Cumulative; No Waiver; Consents ............................     26

ARTICLE XIV SALE OF LEASED PROPERTY ........................................................     27

      Section 14.1.    Sale of Leased Property. ............................................     27

      Section 14.2.    Signs; Showing. .....................................................     28

      Section 14.3.    Lease Termination Adjustment ........................................     28

      Section 14.4.    Purchase Procedure. .................................................     30

      Section 14.5.    Essence of the Lease. ...............................................     31

      Section 14.6.    Surrender and Return. ...............................................     31

ARTICLE XV LESSEE'S EQUIPMENT ..............................................................     32

ARTICLE XVI RIGHT TO PERFORM FOR LESSEE ....................................................     33

ARTICLE XVII MISCELLANEOUS .................................................................     33

      Section 17.1.    Reports. ............................................................     33

      Section 17.2.    Binding Effect; Successors and Assigns; Survival. ...................     33

      Section 17.3.    Notices. ............................................................     34

      Section 17.4.    Severability. .......................................................     34

      Section 17.5.    Amendment; Complete Agreements ......................................     34

      Section 17.6.    Construction ........................................................     34

      Section 17.7.    Headings. ...........................................................     35

      Section 17.8.    Counterparts ........................................................     35

      Section 17.9.    GOVERNING LAW .......................................................     35

      Section 17.10.   Liability of Lessor Limited. ........................................     36

      Section 17.11.   Estoppel Certificates. ..............................................     36

      Section 17.12.   No Joint Venture. ...................................................     37

      Section 17.13.   No Accord and Satisfaction. .........................................     37

      Section 17.14.   No Merger ...........................................................     37

      Section 17.15.   Survival ............................................................     37

      Section 17.16.   Chattel Paper. ......................................................     37

      Section 17.17.   Time of Essence. ....................................................     37

      Section 17.18.   Recordation of Lease. ...............................................     38

      Section 17.19.   Investment of Security Funds. .......................................     38

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
EXHIBITS
EXHIBIT A         Description of Land

EXHIBIT B         Form of Memorandum of Lease

                 SECOND AMENDED AND RESTATED INDENTURE OF LEASE
                                 by and between
             WEST GREENWICH TECHNOLOGY ASSOCIATES, L.P., as "Lessor"
                                       and
                         GTECH CORPORATION, as "Lessee"
                          Concerning certain facilities
                          located on Technology Way in
                          West Greenwich, Rhode Island

         THIS SECOND AMENDED AND RESTATED INDENTURE OF LEASE (as from time to time amended or supplemented, this "Lease"), dated as of December 14, 2001, is between WEST GREENWICH TECHNOLOGY ASSOCIATES, L.P. a Rhode Island limited partnership having its principal place of business at c/o Post Office Square Funding Inc., c/o KeyBank National Association, 127 Public Square, Cleveland Ohio 44114-1306 (together with its successors and permitted assigns hereunder, "Lessor"), as lessor, and GTECH Corporation, as lessee, a Delaware corporation having its principal place of business at 55 Technology Way, West Greenwich, Rhode Island 02817 (together with its successors and permitted assigns hereunder, "Lessee").

                                    RECITALS:

1. The Lessor and Lessee are parties to that certain Amended and Restated Indenture of Lease dated as of the 26th day of August, 1993, as amended (the "Original Lease") with respect to certain real property owned by Lessor and located in West Greenwich, Rhode Island and that certain Memorandum of Lease filed with the Land Evidence Records for the Town of West Greenwich, Rhode Island with respect to such property.

2. Lessor, Lessee, Key Corporate Capital Inc., as Administrative Agent, Post Office Square Funding Inc., as General Partner, the Documentation Agent, the Syndication Agent and Lenders have entered into that certain Participation Agreement, dated on even date herewith (the "Participation Agreement"), under which among other things, Lessor and Lessee have agreed to amend and restate the Original Lease in its entirety in order to, among other things, reduce the term of the Lease and modify the Rent payable hereunder and the rights and obligations of the parties at the end of the term and make such other modifications to the Original Lease that the parties deem necessary or appropriate.

         NOW, THEREFORE, Lessor and Lessee agree that, effective as of the date hereof, the Original Lease is hereby amended and restated in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A to the Participation Agreement for all purposes hereof.

                                   ARTICLE II
                            LEASE OF LEASED PROPERTY

         Section 2.1. Acceptance and Lease of Leased Property. Lessor hereby agrees to accept the Land, as more particularly described on Exhibit A hereto, and the Building together with any other improvements, additions, buildings, component parts, other construction now or hereafter located thereon, or which thereafter may be constructed thereon, and any rights, ways, easements and servitudes pertaining thereto (the foregoing collectively referred to as the "Leased Property") thereon, and Lessee hereby agrees to lease from Lessor the Leased Property.

         Section 2.2. Acceptance. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessee, as the Responsible Officer or representatives of Lessor to accept delivery on behalf of Lessor of the Leased Property, subject to the satisfaction or waiver of the conditions set forth in
Section 3 of the Participation Agreement. Lessee hereby agrees that such acceptance of delivery by such Responsible Officer or representatives and the execution and delivery by Lessee on the Closing Date of this Lease and a Memorandum of Lease shall, without further act, constitute the irrevocable acceptance by Lessee of the Leased Property for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Leased Property shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of the Closing Date.

                                   ARTICLE III
                                   TERM; RENT

         Section 3.1. Lease Term. The lease term for the Leased Property (the "Lease Term") shall commence on the Closing Date and shall end on the Lease Termination Date.

         Section 3.2. Basic Rent. Beginning with and including the first Scheduled Payment Date occurring after the Closing Date, Lessee shall pay to the Administrative Agent (as assignee of Lessor) the Basic Rent for the Leased Property, in installments, payable in arrears on each Scheduled Payment Date during the Lease Term.

         Section 3.3. Additional Rent. Lessee shall pay to the Administrative Agent, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Additional Rent as and when the same shall become due and payable and in the event of any failure on the part of Lessee to pay any Additional Rent, the Administrative Agent shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Additional Rent to be paid pursuant to this Section 3.3 shall be payable in the type of funds and in the manner set forth in Section 3.4.

         Section 3.4. Method of Payment. Basic Rent shall be paid to the Administrative Agent, and Additional Rent (including, without limitation, amounts due under Article XIV hereof) shall be paid to the Administrative Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Administrative Agent (or such other Person) shall specify in writing to Lessee, and at such place as the Administrative Agent (or such other Person) shall specify in writing to Lessee, which specifications by the Administrative Agent shall be given by the Administrative Agent at least five (5) Business Days prior to the due date therefor. Each payment of Rent shall be made by Lessee prior to 11:00 a.m., New York, New York time, at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

         Section 3.5. Late Payment. If any Basic Rent shall not be paid when due, Lessee shall pay to the Administrative Agent, as Additional Rent, interest (to the maximum extent permitted by Applicable Law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

         Section 3.6. Net Lease; No Setoff, Etc. This Lease is a net lease and notwithstanding any other provision of this Lease, Lessee shall pay all Basic Rent and Additional Rent, and all costs, charges, taxes, assessments and other expenses foreseen or unforeseen, for which Lessee or any Indemnitee is or shall become liable by reason of Lessee's or such Indemnitee's estate, right, title or interest in the Leased Property, or that are connected with or arise out of the Transaction, the acquisition, installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Property or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and Lessee's obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Law, including any inability to occupy or use the Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction; (d) any defect in title to or rights to the Leased Property or any Lien on such title or rights or on the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor or the Administrative Agent; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, the Administrative Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, the Administrative Agent or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including without limitation, Lessor, any vendor, manufacturer, contractor of or for the Building or any part thereof, or the Administrative Agent; (h) any failure on the part of Lessor to perform or comply with any of the terns of this Lease or any other Operative Document or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transaction; (j) the impossibility or illegality of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (1) any restriction, prevention or curtailment of or interference with the operation and any use of the Leased Property or any part thereof, or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Article XI of this Lease, this Lease shall be noncancellable by Lessee in any circumstance whatsoever and Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. Each payment of Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Administrative Agent or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either Lessee or any subtenant of Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor's willful misconduct or gross negligence.

         Section 3.7. Certain Taxes. Without limiting the generality of Sections
3.4 and 3.6 hereof (and without limiting any of Lessee's obligations under Section 7.4 of the Participation Agreement), Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales, transfer, use or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions, levies, fees and charges of every kind and nature whatsoever, whether federal, state or local (the "Tax(es)"), when the same shall be due and payable without penalty or interest. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Property and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and Lessee. Lessee covenants to furnish Lessor and Administrative Agent, upon Lessor's or Administrative Agent's request, within forty-five (45) days after the last date when any Tax must be paid by Lessee as provided in this Section 3.7, official receipts of the appropriate taxing, authority or other proof satisfactory to Lessor and Administrative Agent, evidencing the payment thereof.

         Lessee may defer payment of a Tax so long as the validity or the amount thereof is contested by Lessee with diligence and in good faith; provided, however, that (i) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, Lessor, the Administrative Agent and the Leased Property, (ii) no part of the Leased Property nor any Basic Rent or Additional Rent shall be in danger of being sold, forfeited, attached or lost, (iii) there shall not exist because of such contest (x) any interference with the use and occupancy of the Leased Property or any part thereof, or (y) any interference with the payment of Basic Rent or Additional Rent (other than the portion subject to the contest), (iv) Lessee shall promptly prosecute such contest to a final settlement or conclusion, or if Lessee deems it advisable to abandon such contest, Lessee shall promptly pay or perform the obligation which was the subject of such contest, (v) at no time during the permitted contest shall there be a risk of the imposition of criminal liability on Lessor, the Administrative Agent or any Indemnitee for failure to comply therewith, and (vi) any such contest must be completed and/or the related tax paid in full prior to the commencement of the Remarketing Period.

         Section 3.8. Utility Charges. Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility services used, rendered or supplied to, upon or in connection with the Leased Property.

                                   ARTICLE IV
                                     WAIVERS

         During the Lease Term, Lessor's interest in the Leased Property is demised and let by Lessor "AS IS" subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Property, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the Closing Date), (d) all Applicable Law, and (e) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR MAY OWN AND HOLD TITLE TO THE LEASED PROPERTY, LESSOR IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT AND CONSTRUCTION OF THE BUILDING OR ANY ALTERATIONS. NEITHER LESSOR NOR THE ADMINISTRATIVE AGENT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR NOR THE ADMINISTRATIVE AGENT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF

THE LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW. As between Lessor and Lessee, Lessee has been afforded full opportunity to inspect the Leased Property, is satisfied with the results of its inspections of such Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor or the Administrative Agent on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Article IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor or the Administrative Agent, express or implied, with respect to the Leased Property, that may arise pursuant to any law now or hereafter in effect, or otherwise.

                                    ARTICLE V
                      LIENS; EASEMENTS; PARTIAL CONVEYANCES

         Except for Permitted Liens and Lessor Liens, Lessee shall not directly or indirectly create, incur or assume, or permit to exist, any Lien on or with respect to the Leased Property or any other property subject to the Memorandum of Lease, the title thereto, or any interest therein, including any Liens which arise out of or by reason of (i) the possession, use, occupancy, construction, repair or rebuilding of the Leased Property, (ii) labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents, (iii) the financing of any personalty or equipment purchased or leased by Lessee from third parties and not financed by Lessor or (iv) Alterations constructed by Lessee.

         Notwithstanding the foregoing paragraph, at the request of Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements which in each case facilitate Lessee's use, development and construction of the Leased Property, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which release and terminations are for the benefit of the Land or the Building or any portion thereof, (iii) dedication or transfer of portions of the Land, not improved with a building, for road, highway or other public purposes, provided the same are for the benefit of the Land or Building, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building or any portion thereof and
(v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

                  (a) any such action shall be at the sole cost and expense of Lessee and Lessee shall pay all reasonable out-of-pocket costs of Lessor, the Partners, the Administrative Agent and the Lenders, in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor, the Partners, the Administrative Agent or the Lenders in connection with any such action);

                  (b) Lessee shall have delivered to Lessor, the Lenders and the Administrative Agent a certificate of a Responsible Officer of Lessee stating that

                                    (1) such action will not cause the Leased
                           Property or any portion thereof to fail to comply in any respect with the provisions of the Lease or any other Operative Documents, or in any respect with Applicable Law; and

                                    (2) such action will not materially reduce
                           the Fair Market Sales Value, utility or useful life of the Leased Property, or any portion thereof nor Lessor's interest therein; and

                  (c) in the case of any release or conveyance, if Lessor or the Administrative Agent so reasonably requests, Lessee will cause to be issued and delivered to Lessor by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor.

                                   ARTICLE VI
                             MAINTENANCE AND REPAIR;
                    ALTERATIONS, MODIFICATIONS AND ADDITIONS

         Section 6.1. Maintenance and Repair; Compliance With Law. Lessee, at its own expense, shall at all times (a) maintain the Leased Property in good repair and condition and in the same condition as on the Closing Date (subject to ordinary wear and tear), in accordance with prudent industry standards for first class office space, computer software and hardware research and development and light manufacturing and related purposes, and, in any event, in no less a manner as other similar office, computer software and hardware research and development and light manufacturing facilities owned or leased by Lessee or its Affiliates, (b) make and complete all Alterations in accordance with Applicable Laws and Insurance Requirements, (c) maintain (whether or not such maintenance requires structural modifications or Alterations), operate and otherwise keep the Leased Property in compliance with all Applicable Laws and Insurance Requirements, and (d) make all material repairs, replacements and renewals of the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding clauses (a), (b) and (c). Lessee shall perform the foregoing maintenance obligations regardless of whether the Leased Property is occupied or unoccupied. Lessee waives any right that it may now have or hereafter acquire to
(i) require Lessor or the Administrative Agent to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (ii) make repairs at the expense of Lessor or the Administrative Agent pursuant to any Applicable Law or other agreements or otherwise. NEITHER LESSOR NOR THE ADMINISTRATIVE AGENT SHALL BE LIABLE TO LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH ANY LEASED PROPERTY OR ANY PART THEREOF. Neither Lessor nor the Administrative Agent shall be required to maintain, alter, repair, rebuild or replace the Leased Property in any way.

         Section 6.2. Alterations. Lessee may, without the consent of Lessor, General Partner or the Administrative Agent, at Lessee's own cost and expense, make Alterations provided that:

                  (a) no Alteration shall be made if it would materially and adversely affect the marketability, Fair Market Sales Value, utility, useful life or residual value of the Leased Property or any part thereof from that which existed immediately prior to such Alteration;

                  (b) the Alteration shall be done in a good and workmanlike manner;

                  (c) the Alteration shall comply in all material respects with all Insurance Requirements and Applicable Law (including all Environmental Laws) applicable to such Alteration, including the obtaining of any necessary permits;

                  (d) subject to the terms of Section 3.7 relating to permitted contests, Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Alteration; and

                  (e) If Lessee reasonably expects the cost of any Alteration to exceed $2,000,000, a description of the work to be performed in connection with such Alterations shall be delivered prior to commencement thereof to the General Partner and Administrative Agent; and if Lessee reasonably expects the cost of such Alteration to exceed $4,000,000, Lessee shall obtain prior written approval (which approval shall not be unreasonably withheld) of General Partner and the Administrative Agent.

         Section 6.3. Title to Alterations. Title to all Alterations which are non-severable shall, without further act, vest in Lessor and shall be deemed to constitute a part of the Leased Property and be subject to this Lease, provided that Lessee shall have the right to remove trade fixtures, personal property and equipment which (a) are not required by any Applicable Law or Insurance Requirement, and (b) are readily removable without impairing the Fair Market Sales Value, utility, remaining useful life or residual value of the Leased Property.

                                   ARTICLE VII
                                       USE

         Lessee may use the Leased Property or any part thereof only as first class office space, computer software and hardware research and development and light manufacturing facilities, including a fitness center and kitchen and cafeteria for employees, and related purposes and in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which such Leased Property is located provided, that, in no event shall Lessee use the Leased Property if such use materially adversely affects the Fair Market Sales Value, utility, remaining useful life or residual value of such Leased Property, or violates or conflicts with, or constitutes or results in a default under, any Applicable Law or any Insurance Requirements. Lessee shall not commit or permit any waste of the Leased Property or any part thereof.

                                  ARTICLE VIII
                                    INSURANCE

         Section 8.1. Maintenance of Insurance. The Lessee shall maintain insurance as set forth herein.

                  (a) Commercial Liability Insurance. During the Lease Term, the Lessee shall procure and carry or cause to be procured and carried, at Lessee's sole cost and expense, commercial general liability insurance (including contractual liability (specifically covering this Lease), cross liability, legal liability, and premises operations) for damages arising during the Lease Term from the acts or omissions of Lessee, its agents, contractors and invitees, while located on, in possession of, or controlling or acting or failing to act with respect to the Leased Property and for claims for injuries or death sustained by persons or damage to the Leased Property while on the Leased Property. The terms and amounts of such liability insurance shall be consistent with normal industry practice, but in any event not less than the scope and amount of coverage as are ordinarily procured by Lessee with respect to properties similar to the Leased Property; provided, however, that such coverage shall be in an amount of at least $10,000,000 per occurrence limit and aggregate limit, as applicable. In no event shall insurance be provided on a claims made coverage basis.

                  (b) All-Risk Insurance. During the Lease Term, Lessee shall maintain, at its sole cost and expense, as a part of its blanket policies or otherwise, an all-risk property policy or policies with respect to the Building insuring Lessor's interest in the Building including resulting damage from collapse, coverage for life, flood, hurricanes and earthquakes and coverage against damage or loss caused by machinery accidents and operational and performance testing and start-up, with extended coverage, written on completed value form (without deduction for depreciation). Such coverage shall provide coverage for insuring the buildings, non-temporary structures, machinery, equipment, facilities, fixtures, supplies and other property constituting part of the Leased Property, including but not limited to boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment.

                  (c) Builder's Risk Insurance. During the Lease Term, in connection with any construction of an Alteration to the Building or other construction or reconstruction with respect to the Building, Lessee shall arrange, on behalf of Lessor, to obtain and keep in force an all-risk property policy or policies including builder's risk insurance with respect to the Building and such construction or reconstruction insuring Lessor's interest in the Building and such construction or reconstruction including resulting damage from collapse, coverage for fire, flood, hurricanes and earthquakes and coverage against damage or loss caused by machinery accidents and operational and performance testing and start-up, with extended coverage, written on a Standard Builder's Risk completed value form (without deduction for depreciation). Such coverage shall provide (1) coverage for insuring the buildings, non-temporary structures, machinery, equipment, facilities, fixtures, supplies and other property constituting part of the Leased Property including but not limited to boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, (2) inland transit coverage, (3) off-site (within 1000 feet of the insured Building) coverage with sublimits sufficient to insure the full replacement value of any equipment, supplies and materials not stored at the Land, (4) removal of debris, (5) increased cost of construction, and (6) coverage for foundations and other property below the surface of the ground, but the interest of contractors, subcontractors and agents in insured property during construction at the insured location or within 1000 feet thereof is insured only to the extent of Lessee's legal liability for insured physical loss or damage to such property. Lessee shall promptly deliver all reports or information to the appropriate recipient which may be required under such policy or policies in order to ensure that the coverage provided with respect to such construction is in an amount equal to the Funded Amounts advanced under the Operative Documents.

                  (d) Deductibles. The insurance required to be maintained by Lessee under Subsection (a) may be subject to such deductible amounts or periods, as applicable as is consistent with Lessee's practice for other properties similar to the Leased Property owned or leased by Lessee, and may be carried under blanket policies maintained by or on behalf of Lessee so long as such policies otherwise comply with the provisions of this Section 8; provided, however, that no deductible amount under any such policy of liability insurance shall, without the consent of Lessor and Administrative Agent, exceed $500,000 with respect to Builder's Risk and All-Risk Insurance or $1,000,000 with respect to commercial liability insurance.

                  (e) Coverage. All insurance required to be carried pursuant to the requirements of this Article VIII shall be written by reputable insurance companies, authorized to do business in the jurisdiction where the Leased Property is located, that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Lessee which is rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of A+ and a financial rating of at least "XIV" or, if not rated in Best's Insurance Guide, an S&P rating of A or better on its claims paying ability, or be otherwise reasonably acceptable to Lessor and the Required Lenders.

         Section 8.2. Endorsements. All insurance required to be carried or arranged for by Lessee pursuant to the requirements of Section 8.1 shall provide in the policy or by special endorsement that:

                  (a) in the case of insurance required by Sections 8.1 (a), Lessor, the Administrative Agent, General Partner and the Lenders are included as additional insureds as their interest may appear;

                  (b) in the case of insurance required by Sections 8.1 (b) and
         (c), the Administrative Agent is named as the named insured and sole loss payee and such insurance shall include a standard form mortgagee endorsement in favor of Lessor and the Administrative Agent and completed value endorsements;

                  (c) the insurer thereunder waives all rights of subrogation against Lessor, the Partners, the Administrative Agent and the Lenders and any affiliates and waives any right of set-off and counterclaim and any other right to deduction whether by attachment or otherwise;

                  (d) such insurance shall be primary, shall include coverage for costs of defense of claims, and shall apply to any loss or claim before any contribution of any other insurance carried by or on behalf of Lessor, the Partners, the Administrative Agent or the Lenders;

                  (e) if the insurers cancel such insurance for any reason whatsoever or any adverse change is made in policy terms or conditions, such cancellation or change shall not be effective as to any additional insured or loss payee for thirty (30) days after receipt by Lessor, the Partners and the Administrative Agent of written notice from such insurers of such cancellation or change; and if such insurance is allowed to lapse for nonpayment of premium, such lapse shall not be effective as to any additional insured for thirty (30) days after receipt by the additional insureds of written notice from such insurers of such lapse;

                  (f) with respect to all liability insurance, in as much as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and such insurance shall be endorsed to provide a severability of interest or cross liability clause; and

                  (g) such policies will not be invalidated should the Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor, the Administrative Agent, the Partners and the Lenders and their respective rights under and interests in such policies shall not be invalidated or reduced by any act or omission (including breach of warranty) or negligence of the Lessee or any other Person having any interest in the Leased Property.

         Section 8.3. Adjustment of Losses. Claims under insurance policies required to be carried under Section 8.1 (a) shall be adjusted with the insurance companies by Lessee, at Lessee's sole cost and expense. Notwithstanding the foregoing, Lessor and Administrative Agent may participate in any such proceeding, action, negotiation, prosecution or adjustment at Lessor or Administrative Agent's sole cost and expense, unless (x) Lessor or Administrative Agent, as applicable, has been named in such claim or demand, in which case participation shall be at Lessee's sole cost and expense or (y) Lessor or Administrative Agent would be entitled to be indemnified as a result of such claim in which case Lessor's or Administrative Agent's participation in proceedings, actions, negotiations, prosecutions or adjustments relating thereto and costs incurred thereby shall be subject to Section 7 of the Participation Agreement. Losses, if any, under any policies required to be carried under Sections 8.1 (b) or (c) shall be adjusted with the insurance companies, including the filing of appropriate proceedings, by Lessee, unless a Lease Event of Default shall exist and be continuing in which case such losses shall be adjusted by the Administrative Agent if it so elects, but in any event, at Lessee's sole cost and expense.

         Section 8.4. Application of insurance Proceeds. All proceeds of insurance maintained pursuant to Section 8.1 (b) and (c) on account of any damage to or destruction of the Leased Property or any part thereof during the Lease Term shall be applied in accordance with Section 8.2(d) of the Participation Agreement.

         Section 8.5. Additional Insurance. Any additional insurance obtained by Lessee, Lessor or the Administrative Agent shall provide that it shall not limit the insurance described in Sections 8.1 (a), (b) and (c), or increase the amount of any premium payable with respect to any such insurance. The proceeds of any additional insurance will be for the account of the party maintaining such additional insurance.

                                   ARTICLE IX
                            ASSIGNMENT AND SUBLEASING

         Section 9.1. Assignment. Lessee may not assign any of its right, title or interest in, to or under this Lease except (1) to Affiliates of Lessee, so long as the Guarantors confirm in writing to Lessor then the Guaranty shall remain in full force and effect following such assignment and (2) to any other assignee, so long as such assignment is the result of a merger or acquisition involving Lessee that is permitted pursuant to the Participation Agreement, provided, however, that in the case of both clauses (1) and (2), no Event of Default shall have occurred and be continuing.

         Section 9.2. Subleasing. Lessee may not sublease all or any portion of the Leased Property unless each of the following conditions are satisfied or waived in writing by Lessor and the Administrative Agent: (a) no Event of Default shall have occurred or be continuing; (b) Lessee shall remain primarily liable for all obligations hereunder and under the other Operative Documents and all obligations of Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made;
(c) such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement and the other Operative Documents; (d) each such sublease shall terminate on or before the Lease Termination Date; and (e) Lessee shall cause any such sublessee to execute and deliver such instruments as may be reasonably requested by Lessor to evidence such sublease arrangement.

         Section 9.3. Mortgage, pledge. Except pursuant to an Operative Document, this Lease shall not be mortgaged or pledged by Lessee, nor shall Lessee mortgage or pledge any interest in any Leased Property or any portion thereof. Any such mortgage or pledge shall be void.

                                    ARTICLE X
                    LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

         Section 10.1. Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Lease Term, and (ii) which, in the good faith judgment of Lessee, renders repair and restoration of the Leased Property impractical or uneconomical, and (iii) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor a certificate of a Responsible Officer notifying Lessor of such event and of such judgment and containing an irrevocable offer by Lessee to purchase the Leased Property (and in any related insurance or award proceeds) on the next Scheduled Payment Date of a price equal to the Lease Balance, shall constitute an "Event of Loss". In the case of any other event which constitutes a Casualty, Lessee shall restore such Leased Property pursuant to Sections 10.3 and 10.4. If an Event of Loss shall occur, Lessee shall pay to Lessor on the next Scheduled Payment Date following delivery of the Officer's Certificate pursuant to clause (iii) above, in immediately available funds, an amount equal to the Lease Balance. Upon Lessor's receipt of the Lease Balance on such date, Lessor shall accept such offer and cause Lessor's interest in such Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 14.4 hereof; upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder with respect to the Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

         Upon the satisfactory consummation of the purchase of the Leased Property pursuant to this Section 10.1, (i) any proceeds derived from insurance required to be maintained by Lessee pursuant to this Lease for such Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, Lessee or as it may direct, (ii) Lessor shall assign to Lessee, without warranty, all of Lessor's rights to and interest in such insurance required to be maintained by Lessee pursuant to this Lease, and (iii) Lessee's obligation to pay Basic Rent with respect to such Leased Property shall terminate on such Scheduled Payment Date.

         Section 10.2. Event of Taking. Any event (i) which constitutes a taking of title to all of, or substantially all of, the Leased Property, or (ii) (A) which would otherwise constitute a Condemnation, and (B) which, in the good-faith judgment of Lessee, renders restoration and rebuilding of the Leased Property impossible, impractical or uneconomical, and (C) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor a certificate of a Responsible Officer notifying Lessor of such event and of such judgment and containing an irrevocable offer by Lessee to purchase the Leased Property (and in any related insurance or award proceeds) on the next Scheduled Payment Date of a price equal to the Lease Balance, shall constitute an "Event of Taking". In the case of any other event which constitutes a Condemnation, Lessee shall restore and rebuild such Leased Property pursuant to Sections 10.3 and 10.4. If an Event of Taking shall occur, Lessee shall pay to Lessor on the next Scheduled Payment Date following delivery of the Officer's Certificate pursuant to clause (ii) above, an amount equal to the Lease Balance. Upon Lessor's receipt of such Lease Balance on such date, Lessor shall accept such offer and cause Lessor's interest in such Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 14.4 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder with respect to the Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

         Upon the satisfactory consummation of the purchase of the Leased Property pursuant to this Section 10.2, (i) all Awards received by Lessor with respect to such Event of Taking, after deducting any reasonable costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking with respect to such Leased Property during the Lease Term shall be paid to Lessee, (ii) all rights of Lessor in Awards with respect to such Event of Taking not then received shall be assigned to Lessee by Lessor, and (iii) Lessee's obligation to pay Basic Rent with respect to such Leased Property shall terminate on such Scheduled Payment Date.

         Section 10.3. Casualty; Condemnation. If a Casualty or Condemnation shall occur which does not result in a purchase by Lessee pursuant to Section
10.1 or Section 10.2, respectively, (i) Lessee shall (x) rebuild and restore the Leased. Property, (y) complete the same prior to the Lease Termination Date, and
(z) cause the conditions set forth in Section 10.4 to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, regardless of whether insurance proceeds received as a result of such Casualty or Awards paid as a result of such Condemnation, as the case may be, are sufficient for such purpose, and (ii) this Lease shall continue in full force and effect with respect to such Leased Property.

         Section 10.4. Procedure upon Repair and Restoration. In the event that Lessee has the obligation under Section 10.3 hereof to repair or restore the Leased Property after any Casualty or Condemnation, neither Lessor nor that Administrative Agent shall have any obligation to make any Loss Proceeds held by it available for such repair or reconstruction unless Lessee has satisfied all of the following conditions precedent:

                  (a) Lessee shall provide written notice thereof to Lessor and the Administrative Agent, which notice shall include details as to the cost to repair or restore the Leased Property and all of the other matters described below in this Section 10.4;

                  (b) Lessee shall have complied with all the requirements of
         Article VI above;

                  (c) Lessee shall have supplied a complete budget for such repair or reconstruction, including all hard costs and soft costs (including, without limitation, all Rent and Additional Rent which must be paid during such construction period), and shall have received Lessor's and the Administrative Agent's approval thereof, such approval not to be unreasonably withheld;

                  (d) If the cost to repair the Leased Property shall exceed $1,000,000, Lessee shall have deposited with the Administrative Agent the difference, if any between the cost of such repair or reconstruction, as set forth in the approved project budget, and the amount of the Loss Proceeds;

                  (e) Lessee shall have supplied evidence of obtaining all governmental permits from all Governmental Authorities necessary to repair or reconstruct the Leased Property in accordance with the approved plans;

                  (f) If the cost to repair the Leased Property shall exceed $1,000,000, Lessee shall have caused to be executed and delivered to Lessor and Administrative

         Agent such payment, performance and completion bonds or such other guaranties of performance and completion bonds or such other guaranties of lien-free completion as Lessor or such Administrative Agent may reasonably require;

                  (g) No Lease Event of Default or Lease Default shall exist;

                  (h) Lessee shall have executed and delivered (or caused to be executed and delivered) to Lessor and the Administrative Agent such documentation as sophisticated construction lenders typically require in making construction loans of similar magnitude, such documentation to include, without limitation, an assignment of project contracts, certifications from contractors, architects and engineers, payment, performance and lien-free completion bonds and opinions of counsel as to permitting, zoning and environmental matters with respect to the repair or reconstruction being undertaken;

                  (i) Lessee shall have delivered to Lessor and the Administrative Agent such estoppel certificates as Lessor and the Administrative Agent may reasonably require to confirm that this Lease remains in full force and effect and that Lessee shall continue to pay, perform and observe all of its obligations hereunder during and after such period of repair or reconstruction;

                  (j) Lessee shall furnish such evidence as Lessor or the Administrative Agent may reasonably request that all such repair and/or reconstruction work shall be completed in full compliance with all of the terms of this Lease;

                  (k) Lessee shall furnish such evidence as Lessor and the Administrative Agent may reasonably request that all such repair and/or reconstruction will be fully completed, by the use of standard construction techniques and practices for a building of the type in question, within one year from the date of the Casualty or Condemnation; and

                  (l) Lessee shall furnish such information as Lessor and the Administrative Agent may reasonably request confirming that all such repair and/or restoration work shall be fully completed at least on (1) year prior to the Lease Termination Date.

         All reasonable costs and expenses of Lessor and the Administrative Agent incurred in connection with the disbursement of any Loss Proceeds and documentation required in connection therewith, including without limitation, fees of architects, engineers and attorneys will be paid by Lessee within thirty
(30) days after demand by Lessor or to the extent that the Loss Proceeds so received shall exceed the cost of repair or restoration, such excess shall be paid to Lessee so long as no Lease Default or Lease Event of Default shall have occurred and be continuing.

         Section 10.5. Verification. In the event of Casualty or Condemnation, to verify Lessee's compliance with the foregoing Sections 10.3 and 10.4, Lessor, the Administrative Agent and their respective Responsible Officers may, upon five (5) Business Days' notice to Lessee, make inspections of the Leased Property with respect to (i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the Building and the Land. All reasonable out-of-pocket costs of such inspections incurred by Lessor or the Administrative Agent will be paid by Lessee promptly after written request. No such inspection shall unreasonably interfere with Lessee's operations or the operations of any other occupant of such Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry.

         Section 10.6. Application of Payments. All proceeds (except for payments under insurance policies maintained other than pursuant to Article VIII of this Lease) received at any time by Lessor, Lessee or the Administrative Agent from any Governmental Authority or other Person with respect to any Condemnation or Casualty to the Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking & the amount of any payment that would have been due from an insurer but for Lessee's self-insurance or deductibles ("Loss Proceeds"), shall (except to the extent Section 10.9 applies) be applied as follows:

                  (a) In the event Lessee purchases such Leased Property pursuant to Section 10.1 or Section 10.2, such Loss Proceeds shall be applied as set forth in Section 8.2(d) of the Participation Agreement;

                  (b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.3, Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred, in which event the applicable insurer shall pay the Loss Proceeds to Lessee, unless the estimated cost of restoration exceeds $1,000,000, in which case the Loss Proceeds shall be paid to the Administrative Agent (or Lessor if the Funded Amounts have been paid in full), and shall be promptly released to Lessee upon certification by Lessee to Lessor, the Partners, and the Administrative Agent that Lessee has incurred costs in the amount requested to be released and has satisfied Section 10.4 hereof for the repair and rebuilding of such Leased Property;

                  (c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.3, Lessor shall upon Lessee's request assign to Lessee its interest in any applicable Awards; and

                  (d) As provided in Section 10.8 if such section is applicable.

          During any period of repair or rebuilding pursuant to this Article X, this Lease will remain in full force and effect and Basic Rent and Additional Rent shall continue to accrue and be payable without abatement or reduction. Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section 10.6. Such records shall be kept on file by Lessee at its offices and shall be made available to Lessor and the Administrative Agent upon request.

          Section 10.7. Prosecution of Awards.

                   (a) If, during the continuance of any Event of Default, any Condemnation shall occur, Lessee shall give to Lessor, the Partners, and the Administrative Agent promptly, but in any event within ten (1
          0) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 10.6, to be assigned or released to Lessee, unless an Event of Default shall have occurred and be continuing, in which case (1) the Administrative Agent (or Lessor if the Funded Amounts have been fully paid) shall control such negotiations; and (2) Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of Lessee to any Award made during the continuance of an Event of Default and, if there will not be separate Awards to Lessor and Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Administrative Agent (or Lessor if the Funded Amounts have been fully paid) during the continuance of an Event of Default, with full power of substitution, in the name of Lessee or otherwise (but without limiting the obligations of Lessee under this Article X), to file and prosecute what would otherwise be Lessee's claim for any such Award and to collect, receipt for and retain the same; provided, however, that in any event Lessor and the Administrative Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Administrative Agent (or Lessor if the Funded Amounts have been fully paid), not to be unreasonably withheld.

                  (b) Notwithstanding the foregoing, Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to Lessee's trade fixtures, personal property and equipment and Lessee's relocation expenses.

         Section 10.8. Application of Certain Payments not relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of the Leased Property which is not an Event of Taking, this Lease shall remain in till force and effect with respect to such Leased Property, without any abatement or reduction of Basic Rent, and the Awards for such Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to Lessee.

          Section 10.9. Other Dispositions. Notwithstanding the foregoing provisions of this Article X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article X shall be paid to the Administrative Agent (or Lessor if the Funded Amounts have been fully paid) as security for the obligations of Lessee under this Lease and applied in accordance with Section 8.2(c) of the Participation Agreement or, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to Lessee to the extent not previously applied by Lessor or the Administrative Agent in accordance with the terms of this Lease or the other Operative Documents.

         Section 10.10. No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of the Leased Property, and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date.

                                   ARTICLE XI
                                 QUIET ENJOYMENT

         Lessor covenants that it will not interfere in Lessee's or any of its permitted sublessees' quiet enjoyment of the Leased Property in accordance with this Lease during the Lease Term, so long as no Lease Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease.

                                   ARTICLE XII
                                EVENTS OF DEFAULT

         The following events shall constitute Lease Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative body or Governmental Authority):

                  (a) Lessee shall fail to make any payment of Basic Rent when due and such failure shall continue for a period of five (5) days;

                  (b) Lessee shall fail to make any payment of Rent (other than Basic Rent) or any other amount payable hereunder or under any of the other Operative Documents and such failure shall continue for a period of ten (10) days;

                  (c) Lessee shall fail to pay the Lease Balance when due pursuant to Sections 10.1 or 10.2, or Lessee shall fail to pay the Deficiency, Lease Termination Adjustment or Maximum Lessee Risk Amount when required pursuant to Article XIV.

                  (d) Lessee shall fail to maintain insurance as required by
         Article VIII hereof;

                  (e) a default (whether as principal or as guarantor or other surety) shall occur, which is not waived and as to which any applicable grace period has expired, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than that created under the Operative Documents) of Lessee or of any Subsidiary in an amount not less than $30,000,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by Lessee or any Subsidiary, and if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof or (iii) under the Note Agreement or the notes thereunder (as defined in the Note Agreement) or under the Credit Agreement or the notes thereunder (as defined in the Credit Agreement (collectively, "Material Indebtedness");

                  (f) Lessee, the Parent or any Material Subsidiary shall (i) fail to pay, admit in writing its inability to pay or be unable to pay its debts generally as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any insolvency, reorganization, bankruptcy, receivership or similar law, domestic or foreign; make an assignment for the benefit of its creditors; (iii) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; (iv) file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable Federal, state or foreign law or statute; (v) be adjudicated as insolvent or to be liquidated or (vi) take any corporate action for the purpose of any of the foregoing; or

                  (g) a court of competent jurisdiction shall enter an order, judgment or decree ordering the dissolution, winding-up or liquidation of, or appointing a custodian, receiver, trustee, liquidator or conservator of, Lessee, the Parent or any Material Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against Lessee, the Parent or any Material Subsidiary seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Lessee, the Parent or any Material Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against Lessee, the Parent or any Material Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision which proceeding or petition remains undismissed for a period of sixty (60) days; or if Lessee, the Parent or any Material Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (h) any representation, warranty or other statement of fact contained in any Operative Document or in any writing, certificate, report or statement at any time furnished to Administrative Agent or any Lender by or on behalf of Lessee or any other Credit Party pursuant to or in connection with any Operative Document, or otherwise, shall be false or misleading in any material respect when given or made or deemed given or made; or

                  (i) (i) Lessee shall fail to timely perform or observe any covenant, condition or agreement contained in Sections 5.1(c)(i), (k),
         (1) or (w), 5.2(a) (b), (c), (d), (e), (f), (g), (k), (1) or (m) of the
         Participation Agreement; (ii) amendments to this Lease by Lessee in violation of Section 9.4 of the Participation Agreement; or (iii) Lessee shall fail in any respect to timely perform or observe any covenant, condition or agreement (not included in any other clause of this Article XII, including clauses (i) and (ii) hereof) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue (i) for thirty (30) or more days after the receipt of notice of such default by any Responsible Officer from Administrative Agent or any Lender or (ii) for forty-five
         (45) days after a Responsible Officer becomes aware of such default, or if such default is of a type that cannot be cured within thirty (30) days or forty-five (45) days, as applicable (but reasonably can be cured within ninety (90) days), and the Parent, Lessee or any of its Subsidiaries is diligently and in good faith attempting to cure such default, such default shall continue unremedied for a period of ninety
         (90) or more days after such notice or awareness, or if any material provision of any Operative Document ceases to be in full force and effect (other than by reason of termination by Administrative Agent), or if without the written consent of Administrative Agent, any material provision of this Agreement or any other Operative Document shall be disaffirmed, or the validity, binding nature or enforceability thereof shall be contested by Lessee, the Parent or any Guarantor, or this Agreement or any other Operative Document shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of termination by Administrative Agent or any Lender);

                  (j) the Parent shall (i) cease to exist other than due to a merger into Lessee, (ii) conduct any business other than in connection with its ownership of the


                                          -2l-
         common stock of Lessee, (iii) make any investment, acquisition or expenditure other than for expenditures for (1) regularly scheduled payments of principal and interest on Indebtedness for Borrowed Money and expenses related thereto and (2) daily operating expenses of its business; provided, however, that the Parent may conduct acquisitions of entities in which shares of its capital stock are all or a portion of the consideration paid and upon the consummation of which the acquired entity is substantially simultaneously merged or consolidated into Lessee or a Subsidiary in accordance with the terms of the Participation Agreement;

                  (k) (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $30,000,000 is rendered against Lessee, the Parent or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of Lessee's, the Parent's or any Subsidiary's properties for any amount in excess of $30,000,000; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

                  (j) the Parent, Lessee or any Subsidiary shall cease all or any part of its operations and such cessation is reasonably likely to have a Material Adverse Effect; or

                  (1) (i) Lessee or any ERlSA Affiliate shall engage in any prohibited transaction (as described in Section 5.2 (i)(ii) of the Participation Agreement), which is not subject to a statutory or administrative exemption, involving any Employee Benefit Plan of Lessee or any ERlSA Affiliate, (ii) any accumulated funding deficiency (as referred to in Section 5.2(i)(iv) of the Participation Agreement), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a reportable event (as referred to in Section 5.2(i)(v) of the Participation Agreement) (other than a reportable event for which the statutory notice requirement to the PBGC has been waived by regulation) shall occur with respect to, or proceeding shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which reportable event or institution or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, and in the case of such a reportable event, the continuance of such reportable event shall be unremedied for sixty (60) days after notice of such reportable event pursuant to Section 4043(a), (c) or (d) of ERISA is given, as the case may be, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, and such termination results in a material liability of Lessee or any ERlSA Affiliate to such Single Employer Plan or the PBGC, (v) Lessee or any Subsidiary shall withdraw from a Multiemployer Plan for purposes of Title IV of ERISA, and, as a result of any such withdrawal, Lessee or any ERISA Affiliate shall incur withdrawal liability to such Multiemployer Plan, or (vi) any other material event or condition shall occur or exist; and in each case in clauses (i) through (vi) of this subsection (l), such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject Lessee or any ERISA Affiliate to any material tax, penalty or other liabilities.

                                  ARTICLE XIII
                                   ENFORCEMENT

          Section 13.1. Remedies. If a Lease Event of Default shall occur, Lessor may (and shall at the direction of the Administrative Agent) declare this Lease to be in default, and in the event of the occurrence of a Lease Event of Default specified in Sections 12 (f) or (g) this Lease shall automatically and without declaration or other action by Lessor or any other Person be in default, and in any such event, Lessee will immediately pay to Lessor the Lease Balance (subject to Section 13.3 hereof) together with all accrued and unpaid Rent (the "Default Payment Amount"), upon which payment Lessor will be obligated (except in the case of an Event of Default specified in Sections 12 (f) or (g)) to convey its interest in the Leased Property to Lessee or its designee. Until this Lease has been terminated and Lessee has been dispossessed of the Leased Property, payment of the Default Payment Amount shall not affect Lessee's obligations in respect of Additional Rent, which shall survive.

          Additional Remedies. Lessor also may exercise at any time one or more of the following remedies as Lessor in its sole discretion shall determine, without limiting any other right or remedy hereunder:

                  (a) Lessor may, by notice to Lessee, rescind or terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of the Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be confirmed in writing or made in a writing executed by Lessor;

         Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Leased Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VI and XIV hereof as if the Leased Property were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Leased Property and take immediate possession of (to the exclusion of Lessee) the Leased Property or any part thereof and expel or remove Lessee and any other person who may be occupying such Leased Property, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the reasonable costs and expenses of reletting, including brokers' fees and the reasonable costs of any alterations or repairs made by Lessor;

                  (b) Lessor may (i) sell all or any part of the Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Scheduled Payment Date coinciding with such date of sale (or, if the sale date is not a Scheduled Payment Date, the Scheduled Payment Date next following the date of such sale)), an amount equal to (a) the excess, if any, of (1) the sum of
         (A) all Basic Rent due and unpaid to and including such Scheduled Payment Date including, without limitation, any Breakage Costs, and (B) the Lease Balance, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all reasonable costs and expenses incurred by Lessor, the General Partner, the Administrative Agent and the Lenders incident to such conveyance (including, without limitation, all costs, expenses, fees, title insurance premiums and taxes described in Section 14.4)); plus (b) interest at the Overdue Rate on the foregoing amount from such Scheduled Payment Date until the date of payment;

                  (c) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Additional Rent, and all other amounts (including, without limitation, the Funded Amount) due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet the Leased Property, and relet the Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder and the other Operative Documents in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion; it being agreed that under no circumstances shall Lessee benefit from its default from any increase in market rents. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the Scheduled Payment Date for such Rent Period;

                  (d) Lessor may exercise any other right or remedy that may be available to it under the Memorandum of Lease applicable to the Leased Property, under any other Operative Document and/or under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or

         Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

         Section 13.2. Lessee's Purchase Option. Notwithstanding anything herein or in the Operative Documents to the contrary, Lessee shall have the right to cure a Lease Event of Default (other than a Lease Event of Default as described under Section 12(f) or (g) by purchasing the Leased Property for the Default Payment Amount on or before the earliest of (i) twenty (20) days after the occurrence of the Event of Default, (ii) the sale of the Leased Property pursuant to a foreclosure of such Leased Property by Lessor under the Memorandum of Lease or the Administrative Agent under the Mortgage or (iii) delivery to Lessor or the Administrative Agent of a deed in lieu of foreclosure. Until this Lease has been terminated and Lessee has been dispossessed of the Leased Property, payment of the Default Payment Amount shall not affect Lessee's obligations in respect of Additional Rent, which shall survive. Any purchase under this Section 13.2 shall be in the manner set forth in Section 14.4 related to a sale of the Leased Property to Lessee except that Lessee shall notify Lessor and the Administrative Agent of its intent to so purchase in accordance with the foregoing, which notice and intent are irrevocable, and other than with respect to the timing of purchase and purchase price therefor. Time is of the essence with respect to Lessee's obligations hereunder.

         Section 13.3. Liquidated Damages. In the event that an Event of Default is declared (or deemed declared) solely and exclusively on the basis of a Limiting Event, as defined below, a claim or demand by Lessor for payment by Lessee of the Lease Balance under the first paragraph of Section 13.1 or under
Section 13.1 (c)(ii)(a) hereof shall be limited to an amount equal to the Maximum Lessee Risk Amount less the present value of remaining Basic Rent payments to be made from the date of determination to but not including the Lease Termination Date, using a discount rate equal to the Applicable Rate calculated as of the Closing Date provided, however, in no event can the payment of such liquidated damages exceed a number calculated by taking the Maximum Lessee Risk Amount as of the end of Lease Term (89.50% of the Property Cost), present valued to such date of determination at the rate implicit in the lease (.8596%) plus any and all accrued and unpaid interest. The foregoing limitation shall not limit or affect any other rights of Lessor as Lessor shall have all rights and remedies available under the Operative Documents or available at law, equity or otherwise including, without limitation, the right to demand the payment of Additional Rent and the right to require surrender and return or sale to a third party of the Leased Property all as set forth herein. In the event that Lessor requires the surrender and return or sale to a third party of the Leased Property, Lessee covenants to peaceably dispossess itself thereof in satisfaction of the Limiting Event Risk Conditions and other terms and conditions set forth in Section 14.6 hereof, the satisfaction of which shall be reasonably determined by Lessor. Lessee nonetheless acknowledges and agrees that even though the maximum aggregate recovery from it is limited as aforesaid, Lessor's right of recovery from the Leased Property (as opposed to any recovery from Lessee) is not so limited and Lessor shall retain title to the Leased Property and the Funding Parties, and each other Indemnitee, as applicable, shall be entitled to recover one hundred percent (100%) of the amounts due or to become due to such Person in accordance with the Operative Documents from its interest in the Leased Property.

         For purposes of this Section 13.3, "Limiting Event" means an Event of Default arising (i) under Section 12.1 (j) hereof solely as a result of an unsolicited tender offer for a controlling interest in Lessee, which tender offer results in acquisition of such controlling interest by a third party which did not receive the approval of the board of directors of Lessee; (ii) Events of Default arising solely from a Material Adverse Change occurring with respect to Lessee as reasonably determined by the Administrative Agent; or (iii) under
Section 12.1(e) hereof where the default or condition relating to the Material Indebtedness which gives rise to an Event of Default hereunder consists solely of the following and only the following: (x) a Material Adverse Change is reasonably determined to have occurred with respect to Lessee by the holders of such Material Indebtedness, or (y) an unsolicited tender offer for a controlling interest in Lessee, which tender offer results in acquisition of such controlling interest by a third party which did not receive the approval of the board of directors of Lessee. Notwithstanding the foregoing, Lessee agrees and acknowledges that if together with or following the declaration of a Lease Event of Default that is a Limiting Event, a separate Lease Event of Default shall occur hereunder, the limitation on damages contained in this Section 13.3 shall be void and of no further effect without the need of any other actions of the parties.

         Section 13.4. Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence and continuance of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article XIII.

                                   ARTICLE XIV
                             SALE OF LEASED PROPERTY

         Section 14.1. Sale of Leased Property.

                  (a) Remarketing Obligations. If, 180 days prior to the Lease Termination Date, (i) Lessee does not deliver to the General Partner the Purchase Notice pursuant to the terms of the Partnership Agreement regarding its intention to purchase the General Partner Interest on the Lease Termination Date, or (ii) Lessor, pursuant to the Partnership Agreement, does not notify the Administrative Agent of its intent to pay the Loan on the Lease Termination Date, Lessee shall have the obligation (the "Remarketing Obligation"), as agent for Lessor (during the last 180 days prior to the end of the Term (the "Remarketing Period")), to use its best efforts to obtain bona fide cash bids to purchase the Leased Property, from prospective purchasers who are financially capable of purchasing the Leased Property for cash in accordance with the terms of Section 14.4 of this Lease. Upon the request of Lessor and at Lessee's sole cost and expense, Lessee shall provide Lessor with a written report describing in reasonable detail Lessee's efforts during the Remarketing Period to obtain bona fide bids for the purchase of the Leased Property, including, without limitation, a list of all brokers retained and Persons approached for the purpose of soliciting bids to purchase the Leased Property. Each of Lessor and Lessee shall notify the other promptly of al1 bids received prior to the Lease Termination Date by Lessor or Lessee, as the case may be, and such notice shall certify the amount of the bid and state the name and address of the bidder.

                  (b) Sale of the Leased Property to Third Party Buyer. Not later than the Lease Termination Date, Lessor agrees to sell the Leased Property, to the cash bidder submitting the highest bid during the Remarketing Period, in accordance with the terms of Section 14.4 of this Lease, provided, however, that (x) any such sale to a third party shall be consummated, and the sales price for the Leased Property shall be paid to Lessor in immediately available funds, on or before the Lease Termination Date; and (y) Lessor shall not, (I) without the prior written consent of the General Partner and Tranche B Lenders consummate any proposed sale of the Leased Property if the Net Sales Proceeds from such sale would be less than the Maximum Lessor Risk Amount, or (II) without the prior written consent of the Administrative Agent, consummate any proposed sale of the Leased Property if Lessor has not received the amounts, if any, payable by Lessee pursuant to Section 14.3(a). After any such sale with respect to the Leased Property, the provisions of Section 14.3(a) shall apply.

          Section 14.2. Signs; Showing. If Lessee has not given timely notice pursuant to Section 14.1 of its intention to purchase the General Partner Interest on the Lease Termination Date, during the Remarketing Period, Lessor may, subject to all Applicable Laws, restrictive covenants, rules and regulations and without unreasonably interfering with Lessee's business operations, (a) place signs in, on and around the Leased Property advertising that the same will be available for rent or purchase, and (b) upon not less than 48 hours prior notice to Lessee, show the Leased Property to prospective lessees or purchasers at such reasonable times during normal business hours as Lessor may elect. The Lessee will be responsible for hiring one or more brokers, whose services shall be compensated on a commission basis, and making the Leased Property available for inspection by prospective purchasers. The Lessee shall promptly, upon notice, permit inspections of the Leased Property and any maintenance records relating to the Leased Property by Lessor, Lender or the General Partner and any potential purchasers, during normal business hours or otherwise upon reasonable request and in accordance with Lessee's standard visitation procedures, and shall otherwise do all things necessary to sell and deliver possession of the Leased Property to any purchaser. All such marketing fees, commissions, costs and expenses of the Leased Property shall be included among the deductions set forth in clause (ii) of the definition of Net Sales Proceeds.

         Section 14.3. Lease Termination Adjustment.

                  (a) Third Party Sale of the Leased Property. This Section 14.3(a) shall apply only if a sale of the Leased Property to a third party pursuant to Section 14.1 (b] hereof has been consummated on or before the Lease Termination Date. If the Net Sales Proceeds following a sale of the Leased Property held in accordance with Section 14.1 (b) hereof on or before the Lease Termination Date are less than the Lease Balance, then Lessee shall, on the Lease Termination Date, pay to Lessor, as an adjustment to the Basic Rent payable under this Lease, by wire transfer of immediately available federal funds, an amount equal to the deficiency between the

Net Sales Proceeds and the Lease Balance (a "Deficiency") as an adjustment to the Basic Rent payable under this Lease for the Leased Property, plus the Basic Rent, if any, due and payable on the Lease Termination Date, plus any Additional Rent then due and owing to Lessor hereunder; provided, however, that if all of Lessee Disposition Conditions have been satisfied, the amount of the Deficiency payable by Lessee shall not exceed the Maximum Lessee Risk Amount. Lessee shall have no right to receive or share in any Net Sale Proceeds notwithstanding whether or not such Net Sales Proceeds exceed the Lease Balance or all Lessee Disposition Conditions have been satisfied, such excess being the sole property of Lessor.

                  (b) Lessee Payment. If on the Lease Termination Date a sale of the Leased Property to a third party pursuant to Section 14.1 hereof has not been consummated then Lessee shall, on or before the Lease Termination Date, pay to the Administrative Agent, as assignee of Lessor, by wire transfer of immediately available funds, as an adjustment to the Rent payable under this Lease for the Leased Property an amount (the "Lease Termination Adjustment") equal to (i) the Maximum Lessee Risk Amount, if all of Lessee Disposition Conditions have been met as of the Lease Termination Date, or (ii) the Lease Balance, if one or more of Lessee Disposition Conditions have not been met as of such Lease Termination Date, plus, in either case, the Basic Rent due and payable on the Lease Termination Date, plus all Additional Rent then due and owing hereunder, and Lessee shall promptly vacate the Leased Property and surrender and return the Leased Property to Lessor upon the Lease Termination Date in accordance with the provisions of this Lease, including Section 14.6 hereof. In such event, if Lessor shall subsequently sell the Leased Property to a third party after the Lease Termination Date, Lessor shall retain the full amount of the sales proceeds thereof, and Lessee shall remain liable for the payment of, and upon the consummation by Lessor of the sale of the Leased Property after the Lease Termination Date thereof, Lessee shall pay, or reimburse Lessor for the payment of, all applicable sales, excise or other taxes imposed as a result of such sale, other than gross or net income taxes attributable to such sale, and such obligation shall survive the termination of this Lease.

                  (c) Applicable Definitions. As used in this Section 14, the term "Net Sales Proceeds" means, upon the sale of the Leased Property to one or more third parties, the net amount of the cash proceeds actually received from such sale, after deducting from the gross proceeds of such sale (i) all sales taxes and other taxes (excluding any net income or profit taxes on or measured by Lessor's income) as may be applicable to the sale or transfer of the Leased Property, (ii) all reasonable fees, costs and expenses incurred by Lessor, any Partner, the Administrative Agent, any Lender or by Lessee, as Lessor's agent, unless separately paid or reimbursed by Lessee, in connection with the sale or transfer of the Leased Property in accordance with
         Section 14.1 hereof and (iii) any other amounts for which, if not paid, Lessor would be liable or which, if not paid, would constitute a Lien on the Leased

          Property. As used in this Section 14, "Lessee Disposition Conditions" means, collectively, the following: (A) substantially all of the Leased Property shall be surrendered and returned and shall not have been condemned, damaged, destroyed or taken; (B) no Lease Default or Lease Event of Default shall have occurred and be continuing; (C) either (x) a sale to a third party of the Leased Property has been consummated and Lessor has received, in immediately available funds, on the Lease Termination Date, the Net Sales Proceeds of the Leased Property plus payment of the Maximum Lessee Risk Amount and any Additional Rent then due and owing hereunder with respect to the Leased Property, or (y) a sale to a third party of the Leased Property has not been so consummated on the Lease Termination Date thereof and Lessee has vacated the Leased Property and surrendered and returned the Leased Property to Lessor in the condition required by Section
          14.6 hereof, and Lessor has received, in immediately available funds on the Lease Termination Date, payment of the Maximum Lessee Risk Amount and any Additional Rent then due and owing hereunder with respect to the Leased Property; (D) this Lease has not been terminated prior to the Lease Termination Date; and (E) the Leased Property is free and clear of all Liens.

          Section 14.4. Purchase Procedure.

                  (a) In the event of the purchase of the Leased Property by Lessee pursuant to any provision of this Lease or by a third party pursuant to Section 14.1 hereof, the terms and conditions of this
         Section 14.4 shall apply.

                  (b) On the closing date fixed for the purchase of the Leased
         Property:

                           (i) Lessee shall pay or cause to be paid to the
Administrative Agent, in lawful money of the United States in immediately available funds, at the Administrative Agent's address hereinabove stated or at any other place in the United States which the Administrative Agent may designate, the Lease Balance and related amounts required to be paid pursuant to Sections 10.1 and 10.2, the Default Payment Amount pursuant to Section 13.1 hereof, or the Net Sale Proceeds pursuant to Section 14.3 hereof and other related amounts, if any, under Section 14.3 hereof, as the case may be; and

                           (ii) Lessor shall execute and deliver to Lessee or
such third party, as the case may be, a good and sufficient quitclaim deed or special warranty deed, bill of sale, and such other instrument or instruments as may be appropriate, which shall transfer all of the Lessor's right, title and interest in and to the Leased Property, free of Lessor Liens, but otherwise without representation or warranty whatsoever. In the case of a sale of the Leased Property to Lessee pursuant to Sections 10.1 or 10.2 hereof, Lessor shall also assign to Lessee Lessor's interest in any insurance proceeds or condemnation awards, respectively. In the case of a sale of the Leased Property to a third party, Lessee shall be responsible for the satisfaction of all conditions to the consummation of such sale including, without limitation, the foregoing status of title and Liens (other than Lessor Liens); and

                           (iii) Lessee shall pay all charges incident to such
transfer, including but not limited to all transfer taxes, recording fees, title insurance premiums and federal, state and local taxes, except for any net income or profit taxes of Lessor, the Administrative Agent, the Partners and the Lenders and reasonable attorneys' fees and expenses such parties; and

                           (iv) Lessee shall pay to the Administrative Agent, as
assignee of Lessor, all Basic Rent, and to the Administrative Agent or whichever party is entitled thereto all Additional Rent, Breakage Costs, if any, and other sums payable by Lessee under this Lease or under any other Operative Document, due and payable through the date Lessee purchases the Leased Property or such third party purchases the Leased Property; and

                           (v) Except as otherwise provided herein, this Lease
shall terminate and be of no further force and effect with respect to the Leased Property following satisfaction of the foregoing and the applicable provisions hereof.

         Section 14.5. Essence of the Lease. The provisions of Section 14 are of the essence of this Lease, and time is of the essence for payment and performance of the obligations of Lessee set forth therein.

         Section 14.6. Surrender and Return.

                  (a) Upon the expiration or earlier termination of the Lease Term, and provided that Lessee, if so entitled, has not purchased the General Partnership Interest, Lessee shall peaceably leave and surrender and return the Leased Property to Lessor (the "Surrender Obligation") in the same condition in which the Leased Property existed on the Closing Date and/or such subsequent date on which any Alterations that constitute part of the Building were acquired and constructed pursuant to this Lease, except as completed, repaired, rebuilt, restored, altered or added to as required by or permitted by any provision of this Lease (ordinary wear and tear excepted). Lessee shall remove from the Leased Property on or prior to such expiration or earlier termination all of the property set forth in Article XV hereof in accordance with Article XV, and the Leased Property shall be broom clean and Lessee shall repair any damage caused by such removal.

                  (b) Except for surrender upon the expiration or earlier termination of the Lease Term hereof, no surrender to Lessor of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Lessor.

                  (c) Without limiting the generality of the foregoing, upon the surrender and return of the Leased Property to Lessor pursuant to this
         Section 14.6, (A) the

         Leased Property shall be (i) capable of being immediately utilized by a third-party purchaser or third-party lessee without further inspection, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than to Lessor or the Administrative Agent), use or occupancy of such Leased Property, (ii) in accordance and compliance with all Applicable Laws including, without limitation, any of the foregoing required by virtue of a change in ownership, use or occupancy of the Leased Property other than to Lessee, and (iii) free and clear of any Lien and (B) all Alterations to the Building located at the Leased Property shall have been completed. Until the Leased Property has been surrendered and returned to Lessor in accordance with the provisions of this Section 14.6 and subject to
         Article XIII hereof, Lessee shall continue to pay Lessor all Basic Rent and Additional Rent due hereunder.

                  (d) Not later than ten (10) Business Days prior to the Lease Termination Date, Lessee shall deliver to Lessor and the Administrative Agent an environmental assessment of the Leased Property dated not later than forty-five (45) days prior to the Lease Termination Date. Such environmental assessment shall be prepared by an environmental consultant selected by the General Partner, shall be in form, detail and substance reasonably satisfactory to the General Partner and the Lessee, and shall otherwise indicate the environmental condition of the Leased Property to be the same as described in the Environmental Audit and if such environmental assessment reveals the need for additional review, Lessee shall have provided such additional information or environmental assessments as are reasonably required by the General Partner and any remediation recommended therein to be performed shall have been performed, and evidence of compliance with Section 14.6(c)(ii) above shall have been provided.

                  (e) Lessee acknowledges and agrees that a breach of any of the provisions of this Section 14.6 may result in damages to Lessor that are difficult or impossible to ascertain and that may not be compensable at law. Accordingly, upon application to any court of equity having jurisdiction over the Leased Property or Lessee, Lessor shall be entitled to the fullest extent of Applicable Law to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 14.6.

                  (f) Upon the request of Lessor, Lessee shall continue to maintain its insurance policies for the Leased Property, to the extent permitted by such policies, provided that Lessor pays or reimburses Lessee for the pro rata cost thereof.

                                   ARTICLE XV
                                LESSEE'S EQUIPMENT

         After any repossession of the Leased Property (whether or not this Lease has been terminated), Lessee, at its expense and so long as the removal of Lessee's trade fixtures, personal property and equipment shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within sixty
(60) days after Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of Lessee's trade fixtures, personal property and equipment from the Leased Property (to the extent that the same can be readily removed from the Leased Property without causing material damage to the Leased Property). Any of Lessee's trade fixtures, personal property and equipment not so removed by Lessee within such period shall be considered abandoned by Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor and Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to the Leased Property caused by such removal. Lessee will immediately repair at its expense all damage to the Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this Article XV, nor shall Lessor be responsible for any loss of or damage to Lessee's personal property and equipment.

                                   ARTICLE XVI
                           RIGHT TO PERFORM FOR LESSEE

         If Lessee shall fail to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including reasonable attorney's fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Additional Rent, payable by Lessee to Lessor within thirty (30) days after written demand therefor.

                                  ARTICLE XVII
                                  MISCELLANEOUS

         Section 17.1. Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for Lessee to do so, Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Administrative Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.

         Section 17.2. Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns

(including, in the case of Lessor, any Person to whom Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of its permitted successors and assigns, and the rights hereunder of the Administrative Agent shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. Lessee hereby acknowledges that Lessor has assigned all of its right, title and interest to, in and under this Lease, but not its obligations under this Lease, to the Administrative Agent, and that such rights of Lessor hereunder may be exercised by the Administrative Agent and that the Administrative Agent is an express third party beneficiary hereof.

         Section 17.3. Notices. Unless otherwise specified herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be addressed and given in accordance with Section 10.2 of the Participation Agreement.

         Section 17.4. Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         Section 17.5. Amendment; Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by Lessor and Lessee in accordance with the provisions of Section 10.4 of the Participation Agreement. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

         Section 17.6. Construction. This Lease shall not be construed more strictly against any one party, it being recognized that both of the parties hereto have contributed substantially and materially to the preparation and negotiation of this Lease.

         Section 17.7. Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

         Section 17.8. Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 17.9. GOVERNING LAW.

                  (a) THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND.

                  (b) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF LESSEE OR LESSOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST THE LEASED PROPERTY MAY BE BROUGHT, AT THE OPTION OF LESSOR OR ADMINISTRATIVE AGENT IN THE COURTS OF ANY JURISDICTION WHERE THE LEASED PROPERTY IS LOCATED. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT

         ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EACH PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO, TO THE EXTENT IT MAY DO SO UNDER APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS.

                  (c) EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OTHER PARTY HERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY ENTERING INTO THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS.

         Section 17.10. Liability of Lessor Limited. Except as otherwise expressly provided below in this Section 17.10, it is expressly understood and agreed by and between Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor, its partners or any of their Affiliates or their respective officers, directors, employees or agents, individually or personally, to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by Lessee and by each and every Person now or hereafter claiming by, through or under Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, is concerned, Lessee and any Person claiming by, through or under Lessee shall look solely to the right, title and interest of Lessor in the Leased Property and any proceeds from Lessor's sale or encumbrance thereof (provided, however, that Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom.

         Section 17.11. Estoppel Certificates. Lessee agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by Lessor, execute, acknowledge and deliver to Lessor or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase the Leased Property or any part thereof or any Note), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the knowledge of the signer after due inquiry and investigation, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; provided that no such certificate may be requested unless Lessor has a good faith reason for such request.

         Section 17.12. No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

         Section 17.13. No Accord and Satisfaction. The acceptance by Lessor (or the Administrative Agent as its assignee) of any sums from Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

         Section 17.14. No Merger. In no event shall the leasehold interests, estates or rights of Lessee hereunder merge with any interests, estates or rights of Lessor in or to the Leased Property, it being understood that such leasehold interests, estates and rights of Lessee hereunder shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Leased Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

         Section 17.15. Survival. The obligations of Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of Lessee pursuant to Articles III, X, XIII, Sections 14.1, 14.2, 14.3, 14.4, 14.6, Articles XV, and XVI, and Sections 17.9 and 17.10 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Lessee, the Administrative Agent or any Indemnitee shall not affect such survival.

         Section 17.16. Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the original counterpart by the receipt of the Administrative Agent.

         Section 17.17. Time of Essence. Time is of the essence of this Lease.

         Section 17.18 Recordation of Lease. Lessee will, at its expense, cause the Memorandum of Lease, a form of which is attached hereto as Exhibit B, to be recorded in the Land Evidence Records for the Town of West Greenwich, Rhode Island.

         Section 17.19. Investment of Security Funds. Any amounts not payable to Lessee pursuant to any provision of Article VIII, X or XIV or this Section 17.19 solely because an Event of Default shall have occurred and be continuing shall be held by the Administrative Agent (or Lessor if the Loan has been fully paid) as security for the obligations of Lessee under this Lease and the Participation Agreement. At such time as no Event of Default shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under the Participation Agreement or otherwise in accordance with the related terms, shall be paid to Lessee. Any such amounts which are held by the Administrative Agent (or Lessor if the Loan has been fully paid) pending payment to Lessee shall, until paid to Lessee as provided hereunder or, as long as the Loan Agreement is in effect, until applied against Lessee's obligations herein and under the Participation Agreement and distributed as provided in the Loan Agreement or herein (after the Loan Agreement is no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Administrative Agent or Lessor, as the case may be as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing it will be directed by the Administrative Agent or, if the Loan has been fully paid, Lessor) and at the expense and risk of Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested.

                  [balance of page left blank/signatures follow]

                  IN WITNESS WHEREOF, the undersigned have each caused this Lease to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.


                                               WEST GREENWICH TECHNOLOGY
                                               ASSOCIATES,  L.P., a Rhode Island
                                               limited partnership, as Lessor


                                               By: Post Office Square Funding
                                                   Inc., its General Partner

                                               By: /s/ Carl R. Vercollone
                                                  -----------------------------
                                                  Name: Carl R. Vercollone
                                                  Title: Vice President

                                               GTECH CORPORATION, a Delaware
                                               corporation, as Lessee


                                               By: /s/ William M. Pieri
                                                  -----------------------------
                                                  Name: William M. Pieri
                                                  Title: Vice President and
                                                         Treasurer

                       [SECOND AMENDED AND RESTATED LEASE]

                                                                    EXHIBIT A TO
                                                                       THE LEASE


                                LEGAL DESCRIPTION


                                    Parcel l

That certain tract or parcel of land, with all buildings and improvements thereon, located on the northerly side of Interstate Route 95 and the westerly side of Technology Way in the Town of West Greenwich, County of Kent, and State of Rhode Island, being bounded and described as follows:

Beginning at a point in the northerly freeway line of said Interstate Route 95 as shown on Rhode Island State Highway Plat No. 964. Said point of beginning is located sixteen hundred and 00/l00 (1600.00) feet westerly of a point of tangency at Station 1181+67.37 and one hundred fifty and 00/l00 (150.00) feet northerly of the centerline of said Route 95. Said point of beginning is also the southwesterly corner of land, now or formerly, belonging to Welgen Manufacturing Partnership and the southeasterly corner of the hereinafter described parcel of land;

Thence running S. 63-25'-30' W., bounded southerly by said Route 95, a distance of one thousand, one hundred eighty-three and 28/100 (1183.28) feet to a corner;

Thence turning an interior angle of 34-57'-40 and running N. 28-47-50" E., bounded northwesterly by land now or formerly of G-Tech Corporation, a distance of two hundred sixteen and 53/100 (216.53) feet to an angle;

Thence turning an interior angle of 235-22'-20' and running N. 26-34'-30" W., bounded westerly by land now or formerly of G-Tech Corporation, a distance of four hundred seventy-eight and 58/100 (478.58) feet to another angle;

Thence turning an interior angle of 217-04'-15" and running N. 63-38-45" W., bounded southwesterly by land now or formerly of G-Tech Corporation, a distance of four hundred thirty and 36/100 (430.36) feet to a corner;

Thence turning an interior angle of 52-55'-45" and running N. 63-25'-30' E., bounded northerly by land now or formerly of G-Tech Corporation, a distance of one thousand, four hundred sixty-nine and 31/l00 (1469.31) feet to a beginning of a curve;

Thence northeasterly and northerly in a curve to the left having a radius of forty-five

(45) feet and a central angle of 100-45'-08", bounded westerly and northwesterly by land now or formerly of G-Tech Corporation, a distance, as measured on the arc of said curve, of seventy-nine and 13/100 (79.13) feet to the end of said curve at a point in the westerly line of said Technology Way;

Thence southeasterly on another curve to the right having a radius of three hundred twenty-five (325) feet and a central angle of l0-45'-08", bounded northeasterly by said Technology Way, a distance, as measured on the arc of said curve, of sixty and 99/100 (60.99) feet to the end of said curve and the beginning of another curve;

                               Parcel 1 Continued

Thence northerly on another curve to the right having a radius of one thousand, one hundred three and 37/100 (1103.37) feet and a central angle of 21-00'-00", bounded easterly by said Technology Way, a distance of four-hundred four and 41/100 (404.41) feet to a point at the end of said curve;

Thence continuing S. 5-34'-30" E., bounded easterly by said Technology Way, a distance of fifty-five and 82/100 (55.82) feet-to the beginning of another curve;

Thence southerly and northeasterly on a curve to the left having a radius of sixty-five (65) feet and a central angle of 52-0l'-13", bounded easterly and northeasterly by said Technology Way a distance, as measured on the arc of said curve, of fifty-nine and 02/100 (59.02) feet to a point;

Thence running S. 5-34'-30" E., bounded easterly by land now or formerly of Welgen Manufacturing Partnership, a distance of four hundred sixty-four and 28/l00 (464.28) feet to the point or place of beginning.

The last course and first course form an interior angle of 11 l-00'-00".

EXCEPTING THEREFROM, HOWEVER, that certain parcel of real estate, with any and all improvements thereon, situated in West Greenwich, Rhode Island and more particularly described and identified as Parcel "A" on that certain plan entitled `Administrative Re-Subdivision of Land Assessor's Plat 3, Lot l-l and Lot l-7 belonging to GTECH Corporation and West Greenwich Technology Associates, L.P. Technology Way West Greenwich, Rhode Island February 20, 1997" prepared by Gilbert & Maloney Engineers & Land Surveyors, which plan has been recorded in the

West Greenwich Land Evidence Records on March 17, 1997 at 3:42 p.m. as Map Z56, which parcel is further bounded and described as follows:

Beginning at the most westerly corner of land now or formerly of West Greenwich Technology Associates, L.P. and running N. 63-25-30" E. bounding northwesterly on land now or formerly of GTECH Corporation three hundred eighty-seven and 70/100 (387.70) feet to a point;

thence turning and running S. 26-34'-30" E. bounding easterly on land now or formerly of West Greenwich Technology Associates, L.P. five hundred thirty-seven and 27/100 (537.27) feet to a point;

thence turning and running S. 62-22'-03" W. bounding southeasterly on other land now or formerly of West Greenwich Technology Associates, L.P. one hundred twenty-eight and 30/100 (128.30) feet to land now or formerly of GTECH Corporation;

thence turning and running N. 26-34' 30" W. bounding westerly on said land now or formerly of GTECH Corporation one hundred ninety-six and 26/I 00( 196.26) feet to a point;

thence turning and running N. 63-38-45" W. bounding southwesterly on said land now or formerly of GTECH Corporation four hundred thirty and 36/100 (430.36) feet to the point and place of beginning.

                                    Parcel 2

That certain parcel of real estate, with any and all improvements thereon, situated in West Greenwich, Rhode Island and more particularly described and identified as Parcel "B" on that certain plan entitled `Administrative Re-Subdivision of Land Assessor's Plat 3, Lot 1-1 and Lot l-7 belonging to GTECH Corporation and West Greenwich Technology Associates, L.P. Technology Way West Greenwich, Rhode Island February 20.1997" prepared by Gilbert & Maloney Engineers & Land Surveyors, which plan has been recorded in the West Greenwich Land Evidence Records on March 17, 1997 at 3:42 p.m. as Map Z56, which parcel is further bonded and described as follows:

Beginning at a point in the northwesterly line of Interstate Route 95 at the easterly corner of land now or formerly of Norman E. & Lillian J. Carpenter said point being one hundred and fifty and 00/l00 (150.00) feet right of station 1209 + 50.65 on the State Highway Baseline as shown on R.I.D.O.T. Plat No. 964.

thence running N.62.53.35" W. bounding southwesterly, in part, on said land now or formerly of Norman E. & Lillian J. Carpenter and, in part, on land now or formerly of Commerce Realty and Leasing Company, Inc. three hundred eighty-four and 19/l00 (384.19) feet to the southerly corner of land now or formerly of Narragansett Electric Company;

thence turning and running N. 28-47'50" E. bounding westerly on said land now or formerly of Narragansett Electric Co. two hundred fifty and 67/100 (250.67) feet to land now or formerly of GTECH Corporation;

thence turning and running S. 63-41-10" E. bounding northeasterly on said land now or formerly of GTECH Corporation sixty-two and 23/100 (62.23) feet to a point;

thence turning and running N. 62-22.03" E. bounding northwesterly on said land now or formerly of GTECH Corporation one hundred sixty-one and 93/l 00 (161.93) fed to land now or formerly of West Greenwich Technology Associates, L.P.;

thence turning and running S. 26-34-30" E. bounding easterly on said land now or formerly of West Greenwich Technology Associates, L.P. two hundred eighty-two and 321100 (282.32) feel to a point;

thence turning and running S. 28-47'50" W. bounding easterly on said land now or formerly West Greenwich Technology Associates, L.P. two hundred sixteen and 53/100 (216.53) feet to the point and place of beginning.

                                    Parcel 3

That certain appurtenant easement to maintain, replace and repair drainage detention basin and chain link fence reserved in that certain Quitclaim Deed of West Greenwich Technology Associates, L.P to GTECH Corporation dated April 29, 1997 and recorded May 21, 1997 at 9:29 A.M. in Book 78 at page 36.

                                                                    EXHIBIT B TO
                                                                       THE LEASE

[Form of Second Amended and Restated Memorandum of Lease and Open-End Mortgage
                  Deed, Security Agreement and Fixture Filing - Omitted]